Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hawaiian Electric Industries, Inc. of our report dated February 24, 2017 relating to the financial statements and financial statement schedules, which appears in Hawaiian Electric Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

November 8, 2019